                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                             American Biltrite, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

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

                             AMERICAN BILTRITE INC.

                                 57 River Street
                      Wellesley Hills, Massachusetts 02481


                               ------------------

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                   MAY 7, 2003

                               ------------------

TO THE STOCKHOLDERS OF AMERICAN BILTRITE INC.:

     Notice is hereby given that the Annual Meeting of the Stockholders of American Biltrite Inc. will be held at the FleetBoston Financial Corporation, America Room, 2nd Floor, 100 Federal Street, Boston, Massachusetts, on Wednesday, May 7, 2003 at 9:00 A.M. local time, for the following purposes:

     1. To elect three directors who will hold office until the Annual Meeting of Stockholders in 2006 and until their successors are duly elected and qualified.

     2. To transact any other business that may properly come before the meeting or any adjournment thereof.

     The close of business on March 27, 2003 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 is enclosed with this proxy statement.

     It is desirable that the stock of the Company should be represented as fully as possible at the Annual Meeting. Please sign, date and return the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you should attend the Annual Meeting, you may vote in person, if you wish, whether or not you have sent in your proxy, and your vote at the meeting will revoke any prior proxy you may have submitted.

                                   By Order of The Board of Directors




                                   Henry W. Winkleman
                                   Secretary


Wellesley Hills, Massachusetts
April 16, 2003

                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation, by and on behalf of the Board of Directors (the "Board") of American Biltrite Inc. (the "Company" or "ABI"), of proxies to be used in voting at the Annual Meeting of Stockholders (the "Meeting") to be held on May 7, 2003 at the FleetBoston Financial Corporation, America Room, 2nd floor, 100 Federal Street, Boston, Massachusetts at 9:00 A.M. local time, and at any adjournments thereof. The principal executive offices of the Company are located at 57 River Street, Wellesley Hills, Massachusetts 02481. The cost of preparing and mailing the notice, proxy statement and proxy card will be paid by the Company. It is expected that the solicitation of proxies will be by the Company by mail only, but may also be made by overnight delivery service, facsimile, personal interview or telephone by directors, officers or employees of the Company. The Company will request banks and brokers holding stock in their names or custody, or in the names of nominees for others, to forward copies of the proxy material to those persons for whom they hold such stock and, upon request, will reimburse such banks and brokers for their out-of-pocket expenses incurred in connection therewith. This proxy statement and the accompanying proxy card were first mailed to stockholders on or about April 16, 2003.

     Proxies in the accompanying form, properly executed, duly returned to the Company and not validly revoked, will be voted at the Meeting (including adjournments) in accordance with your instructions.

     Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by filing a later dated proxy, by notice of revocation filed in writing with the Secretary of the Company or by voting the shares subject to such proxy in person at the Meeting. Attendance at the Meeting in person will not be deemed to revoke the proxy unless the stockholder affirmatively indicates at the Meeting an intention to vote the shares in person.

     On April 7, 2003, there were issued and outstanding 3,441,551 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting or any adjournment thereof, and those entitled to vote will have one vote for each share held.

     A quorum for the consideration of any question at the Meeting will consist of a majority in interest of all stock issued and outstanding and entitled to vote upon that question. A plurality of the shares represented and voting at the Meeting at which a quorum is present is required to elect directors. On all other matters, a majority of the shares represented and voting at the meeting is required to decide the question. Shares represented by proxies marked "WITHHELD" with regard to the election of directors will be counted for purposes of determining whether there is a quorum at the Meeting, but will not be voted in the election of directors, and, therefore, will have no effect on the determination of the outcome of the votes for the election of directors.

     A "broker non-vote" occurs with respect to shares as to a proposal when a broker who holds shares of record in its name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker holding your shares in its name will be permitted to vote such shares with respect to the proposal to elect three directors to be voted on at the Meeting without instruction from you, and, accordingly, broker non-votes will not occur with respect to this proposal.

           DELIVERY OF PROXY MATERIAL AND ANNUAL REPORTS TO HOUSEHOLDS

     The Securities and Exchange Commission has implemented a rule permitting companies and brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is referred to as "householding." Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and this proxy statement.

     If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

     Beneficial owners who reside at a shared address at which a single copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and this proxy statement is delivered may obtain a separate Annual Report on Form 10-K for the year ended December 31, 2002 and/or proxy statement without charge by sending a written request to: American Biltrite Inc., 57 River Street, Wellesley Hills, Massachusetts 02481, attention Henry W. Winkleman, or by calling the company at 781-237-6655. The Company will promptly deliver an Annual Report on Form 10-K for the year ended December 31, 2002 and/or proxy statement upon request.

     Not all brokers, banks or other intermediaries may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent to householding.

                              ELECTION OF DIRECTORS

     The Board is divided into three classes, the terms of which expire at successive Annual Meetings of Stockholders. Stockholders are being asked to elect three Class I directors at the Meeting. The accompanying proxy will be voted for the election of the nominees named in Class I below unless otherwise instructed. The term of those Class I directors elected at the Meeting will expire at the Annual Meeting of Stockholders held in 2006 upon the election and qualification of their successors. Should any person named below be unable or unwilling to serve as a director, persons named as proxies intend to vote for such other person as management may recommend. Each nominee is currently a director of the Company.

     The following table sets forth the name, age and principal occupation of each of the nominees for election as director and each current director in the classes continuing in office, together with a statement as to the period during which he or she has served as a director of the Company.

                                 BUSINESS EXPERIENCE AND                                    EXPIRATION OF
NAME (AGE)                         OTHER DIRECTORSHIPS                                      PRESENT TERM
----------                       -----------------------                                    ------------

NOMINEES
--------

CLASS I
Gilbert K. Gailius (71)          Former Vice President-Finance and Chief                        2003
                                 Financial Officer of the Company.
                                 Director of the Company since 1983.

Richard G. Marcus (55)           President and Chief Operating Officer of the                   2003
                                 Company. Director of the Company since 1982.
                                 Vice Chairman of the Board of Directors of
                                 Congoleum Corporation.

Frederick H. Joseph (66)         Managing Director, Morgan Joseph & Co.                         2003
                                 investment bankers from 2001 to 2002.
                                 Managing Director, ING Barings LLC,
                                 investment bankers, from 1998 to 2001.
                                 From 1994 to 1998 was Chairman of
                                 Clovebrook Capital Corp., investment banking
                                 consultants. Director of the Company since 1997.

                                 BUSINESS EXPERIENCE AND                                    EXPIRATION OF
NAME (AGE)                         OTHER DIRECTORSHIPS                                      PRESENT TERM
----------                       -----------------------                                    ------------

INCUMBENT DIRECTORS

CLASS II
John C. Garrels III (63)         Former Director, Global Banking, The First National            2004
                                 Bank of Boston, a national banking
                                 association. Director of the Company since
                                 1977.

James S. Marcus (73)             Former Limited Partner, Goldman, Sachs & Co.,                  2004
                                 investment bankers. Director of the
                                 Company since 1971. Director of Insight
                                 Communications Company, Inc.

Roger S. Marcus (57)             Chairman of the Board and Chief Executive                      2004
                                 Officer of the Company. Director of the
                                 Company since 1981. Chairman of the Board of
                                 Directors and Chief Executive Officer of Congoleum
                                 Corporation, a resilient flooring manufacturer and a
                                 majority owned subsidiary of the Company

CLASS III

Mark N. Kaplan, Esq. (73)        Of Counsel, Skadden, Arps, Slate, Meagher &                    2005
                                 Flom LLP, attorneys. Director of the
                                 Company since 1982. Director of: Grey
                                 Advertising Inc.; DRS Technologies Inc.;
                                 Autobytel Inc.; REFAC Technology Development
                                 Corporation; Volt Information Sciences, Inc.; and
                                 Congoleum Corporation.

Natalie S. Marcus (86)           Investor. Director of the Company since 1992.                  2005

William M. Marcus (65)           Executive Vice President and Treasurer of the
                                 Company. Director of the Company since 1966.
                                 Director of Congoleum Corporation.

Kenneth I. Watchmaker (60)       Executive Vice President and Chief Financial                   2005
                                 Officer of Reebok International Ltd., a
                                 worldwide designer, marketer and distributor of
                                 sports, fitness and casual footwear, apparel and
                                 equipment. Director of the Company since 1995.

Note: Natalie S. Marcus is the mother of Roger S. Marcus and Richard G. Marcus and the aunt of William M. Marcus. James S. Marcus is not related to Natalie, Roger, Richard or William Marcus.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTOR.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information relating to the executive officers of the Company.

                                                                                         EXECUTIVE OFFICER
EXECUTIVE OFFICER (AGE)                      POSITION                                          SINCE
-----------------------                 ------------------                              -------------------
Roger S. Marcus (57)              Chief Executive Officer                                       1981

Richard G. Marcus (55)            President and Chief Operating Officer                         1982

William M. Marcus (65)            Executive Vice President and Treasurer                        1966

Howard N. Feist III (46)          Vice President-Finance and                                    2000
                                  Chief Financial Officer of the Company.
                                  Chief Financial Officer and Secretary of
                                  Congoleum Corporation since 1988.

J. Dennis Burns (63)              Vice President and General Manager,                           1985
                                  Tape Products Division

Jean Richard     (58)             Vice President and General Manager                            2000
                                  American Biltrite (Canada) Ltd.
                                  President and Chief Operating Officer of
                                  Group Bocenor, Inc., a window and door
                                  manufacturer, from 1994 to 1999.

Edward J. Lapointe (60)           Controller                                                    1983

Henry W. Winkleman (58)           Vice President, Corporate Counsel, and Secretary              1989

                    CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

     The following table, together with the accompanying text and footnotes, sets forth, as of April 7, 2003, (a) the holdings of the Common Stock of each director of the Company and of each person nominated to become a director of the Company, (b) the holdings of the Common Stock of each person named in the Summary Compensation Table that appears later in this proxy statement and of all executive officers and directors as a group and (c) the names, addresses and holdings of the Common Stock of each person, who to the Company's knowledge, beneficially owns 5% or more of the Common Stock.

                                                                               AMOUNT AND
                                                                               NATURE OF
NAME AND ADDRESS                                                               BENEFICIAL              PERCENT OF
OF BENEFICIAL OWNER(1)                                                         OWNERSHIP(2)           COMMON STOCK
--------------------------                                                    -------------           -------------
DIRECTORS AND EXECUTIVE OFFICERS
Natalie S. Marcus . . . . . . . . . . . . . . . . . . . . . . . . . . . .     965,870(3)(4)               28.0%
  c/o American Biltrite Inc.
  57 River Street
  Wellesley Hills, MA 02481

Richard G. Marcus . . . . . . . . . . . . . . . . . . . . . . . . . . . .     578,017(3)(5)               16.2
  c/o American Biltrite Inc.
  57 River Street
  Wellesley Hills, MA 02481

Roger S. Marcus . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     575,416(3)(6)               16.2
  c/o American Biltrite Inc.
  57 River Street
  Wellesley Hills, MA 02481

William M. Marcus. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    403,334(3)(7)               11.4
  c/o American Biltrite Inc.
  57 River Street
  Wellesley Hills, MA 02481

J. Dennis Burns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19,104(8)                    *
Mark N. Kaplan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4,500(9)                    *
Gilbert K. Gailius . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12,500(10)                   *
John C. Garrels III. . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,300(10)                   *
Howard N. Feist III. . . . . . . . . . . . . . . . . . . . . . . . . . . .      6,000(11)                   *
Kenneth I. Watchmaker. . . . . . . . . . . . . . . . . . . . . . . . . . .      2,500(10)                   *
James S. Marcus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,700(10)                   *
Frederick H. Joseph. . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,500(12)                   *
All directors and executive officers . . . . . . . . . . . . . . . . . . .  2,313,241(13)                 60.1
  as a group (15 persons)

5% BENEFICIAL OWNERS, OTHER THAN PERSONS INCLUDED ABOVE
Dimensional Fund Advisors, Inc . . . . . . . . . . . . . . . . . . . . . .    281,450(14)                  8.2
  1299 Ocean Avenue, Suite 650
  Santa Monica, CA 90491

Wilen Management Company, Inc. . . . . . . . . . . . . . . . . . . . . . .    245,402(15)                  7.1
  2360 West Joppe Road, Suite 226
  Lutherville, MD 21093.

-------------
*    Represents beneficial ownership of less than 1% of Common Stock.

(1) Addresses are given only for beneficial owners of more than 5% of the Common Stock.

(2) Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power.

(3) As of the date shown, these shares were among the 2,244,037 shares, or 59.3%, of the outstanding Common Stock beneficially owned by the following persons, who have identified themselves as persons who have taken, and reasonably anticipate continuing to take, actions which direct or may cause the direction of the management and policies of the Company and the voting of their shares of Common Stock in a manner consistent with each other, and who therefore may be deemed to constitute a "group" within the meaning of
     Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"): Natalie S. Marcus, Richard G. Marcus, Roger S. Marcus, William M. Marcus and Cynthia S. Marcus (c/o American Biltrite Inc., 57 River Street, Wellesley Hills, MA 02481). The Company owns 4,395,605 shares of the Class B Common Stock of Congoleum Corporation ("Congoleum") and 151,100 shares of the Class A Common Stock of Congoleum. These shares on a combined basis represent 69.5% of the voting power of the outstanding capital stock of Congoleum. Each of the named individuals may be deemed a beneficial owner of these shares.

(4) Natalie S. Marcus has sole voting and investment power over 819,370 shares. Mrs. Marcus is also a co-trustee with Richard G. Marcus and Roger S. Marcus over 144,000 shares and trustee of a charitable trust, which holds 4,000 shares. Mrs. Marcus also has the right to acquire 2,500 shares, which are issuable upon exercise of options currently exercisable within 60 days of the date of this proxy statement.

(5) Richard G. Marcus has sole voting and investment power over 312,017 shares. Mr. Marcus is also a co-trustee with Natalie S. Marcus and Roger S. Marcus over 144,000 shares. Mr. Marcus also has the right to acquire 122,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Richard G. Marcus's wife, Beth A. Marcus, owns 5,130 shares, of which shares Mr. Marcus disclaims beneficial ownership.

(6) Roger S. Marcus has sole voting and investment power over 309,416 shares. Mr. Marcus is also a co-trustee with Natalie S. Marcus and Richard G. Marcus over 144,000 shares. Mr. Marcus also has the right to acquire 122,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Roger S. Marcus's daughter, Elissa G. Marcus, owns 8,030 shares, of which shares Mr. Marcus disclaims beneficial ownership.

(7) William M. Marcus has sole voting and investment power over 305,734 shares. Mr. Marcus also has the right to acquire 97,600 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. William M. Marcus's wife, Cynthia S. Marcus, owns 9,400 shares, of which shares Mr. Marcus disclaims beneficial ownership.

(8) J. Dennis Burns has sole voting and investment power over 3,104 shares. Mr. Burns has the right to acquire 16,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Mr. Burns's wife, Kristin J. Burns, owns 100 shares of Class A Common Stock of Congoleum, which shares represent less than 1% of the voting power of the outstanding capital stock of Congoleum, of which shares Mr. Burns disclaims beneficial ownership.

(9)  Mark N. Kaplan has sole voting and investment power over 2,000 shares. Mark
     N. Kaplan has the right to acquire 2,500 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Mr. Kaplan also owns 16,000 shares of Class A Common Stock of Congoleum, and has the right to acquire 2,500 shares of Congoleum which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement which shares represent less than 1% of the voting power of the outstanding capital stock of Congoleum.

(10) Messrs. John C. Garrels III, James S. Marcus and Gilbert K. Gailius have sole voting and investment power over 800, 200 and 12,000 shares, respectively. Messrs. John C. Garrels III, James S. Marcus and Kenneth I. Watchmaker each have the right to acquire 2,500 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Mr. Gilbert K. Gailius has the right to acquire 500 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(11) Howard N. Feist III has the right to acquire 6,000 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Mr. Feist also owns 1,000 shares, and is trustee for a custodial account which holds 1,177 shares, of Class A Common Stock of Congoleum, which shares represent less than 1% of the voting power of the outstanding capital stock of Congoleum.

(12) Frederick H. Joseph has the right to acquire 2,500 shares which are issuable upon exercise of options exercisable within 60 days of this proxy statement. Mr. Joseph also owns 8,000 shares of Class A Common Stock of Congoleum, which shares represent less than 1% of the voting power of the outstanding capital stock of Congoleum.

(13) All directors and executive officers as a group may be considered beneficial owners of 177,777 shares of Class A Common Stock of Congoleum and 4,395,605 shares of Class B Common Stock of Congoleum, which combined represent 69.7% of the voting power of the outstanding capital stock of Congoleum.

(14) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2003.

(15) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 30, 2003.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock and other equity securities of the Company to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. The Company believes that during the year ended December 31, 2002, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all
Section 16(a) filing requirements.

                      DIRECTOR COMPENSATION AND COMMITTEES

     During 2002, the Board held four meetings. Each director who was not an officer and employee of the Company received a director's fee of $15,000 per year and $2,000 for each Board meeting attended and each member of the Audit Committee received $2,000 for the March audit Committee meeting and $3,000 for each Audit Committee meeting attended thereafter during 2002. All of the directors attended all of the Board meetings and all committee members attended all committee meetings in 2002.

     Directors may elect to defer the receipt of all or a part of their fees. Amounts so deferred earn interest, compounded quarterly, at a rate equal to the base rate quoted by the FleetBoston Financial at the end of each quarter.

     Directors are also eligible to have their contributions to qualified charitable organizations matched by the Company in an aggregate amount up to $5,000 per director per year.

     There are four standing committees of the Board. The Company's Executive Committee consists of five members. The functions of the Executive Committee are to advise and aid the officers of the Company in all matters concerning its interests and the management of its business and, when the Board is not in session, to exercise all the powers of the Board with reference to the conduct of the business of the Company which may be lawfully delegated by the Board. During 2002, the Executive Committee held no meetings. The members of the Executive Committee are Messrs. William M. Marcus, Chairman, Roger S. Marcus, Richard G. Marcus, Mark N. Kaplan and John C. Garrels III.

     The Company's Compensation Committee consists of three members. The Compensation Committee met once during 2002. The members of the Compensation Committee are Messrs. Mark N. Kaplan, Chairman, John C. Garrells III and Kenneth
I. Watchmaker. The Compensation Committee is responsible for the review and establishment of executive compensation including base salaries, bonuses and criteria for their award, personnel policies, particularly as they relate to fringe benefits, savings and investment, pension and retirement plans and other benefits.

     The Company's Stock Award Committee consists of three members. The function of the Stock Award Committee is to grant stock options and other employee incentives to executive officers of the Company (including without limitation the Company's Chief Executive Officer and the Company's four other most highly compensated officers). The members of the Stock Award Committee are John C. Garrels III, Chairman, James S. Marcus and Kenneth I. Watchmaker. The committee did not meet during 2002.

     The Company has an Audit Committee composed of independent directors. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the Audit Committee Report included in this annual proxy statement. A written charter adopted by the Board governs the Audit Committee.

     The Company does not have a nominating committee of the Board.

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company including the matters required to be discussed by Statement on Auditing Standards No. 61, has received and reviewed written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and considered the compatibility of nonaudit services with the auditors' independence.

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met quarterly with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal year 2002.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also approved the selection of the Company's independent auditors.

                                 AUDIT COMMITTEE

                                 Kenneth I. Watchmaker, Chairman
                                 John C. Garrels III
                                 James S. Marcus

                          COMPENSATION COMMITTEE REPORT

OVERALL POLICY
--------------

     The Company's executive compensation program is designed to reflect both corporate performance and individual responsibilities and performance. The Compensation Committee administers the Company's executive compensation strategy in an attempt to relate executive compensation appropriately to the Company's overall growth and success and to the executive's duties, demonstrated abilities and, where appropriate, the performance of the operating division or subsidiary for which the executive is responsible. The objectives of the Company's compensation strategy are to attract and retain the best possible executives, to motivate those executives to achieve the Company's business goals and to provide a compensation package that recognizes individual contributions as well as overall business results.

     Each year, the Compensation Committee conducts a review of the Company's executive compensation. This review includes consideration of: the relationship between an executive's current compensation and his current duties and responsibilities; the compensation of executive officers with similar duties and responsibilities; and inflationary trends. The annual compensation review permits an ongoing evaluation of the relationships among the size and scope of the Company's operations, the Company's performance and its executive compensation. The Compensation Committee also considers the legal and tax effects (including without limitation the effects of Section 162(m) of the Internal Revenue Code of 1986, as amended) of the Company's executive compensation program in order to provide the most favorable legal and tax consequences for the Company.

     The Compensation Committee determines the compensation of the individuals whose compensation is detailed in this proxy statement (including in the Summary Compensation Table) and sets policies for and reviews the compensation awarded to the Company's most highly compensated corporate executives. This process is designed to provide consistency throughout the executive compensation program. In reviewing the individual performance of the executives whose compensation is described in this proxy statement (other than Roger S. Marcus, the Company's Chief Executive Officer), the Compensation Committee takes into account the views of Roger S. Marcus.

     The material elements of the Company's executive compensation consist of base salary, annual bonus and stock options. In 1996, the Compensation Committee established certain additional elements to the Company's executive compensation program, including principally split-dollar insurance arrangements. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Roger S. Marcus, are discussed below. In addition, although the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company (including its subsidiaries) to the individual, including pension benefits, insurance and other benefits, as well as the specific elements of the program described below.

BASE SALARIES
-------------

     Base salaries for executive officers are determined by considering historical salaries paid by the Company to officers having certain duties and responsibilities and then evaluating the current responsibilities of the position, the scope of the operations under management and the experience of the individual. Annual salary adjustments are determined by evaluating on an individual basis (i) new responsibilities of the executive's position, (ii) changes in the scope of the operations managed, (iii) the performance both of such operations and of the executive in the position and (iv) annual increases in the cost of living.

     With respect to the base salary of Roger S. Marcus in 2002, the Compensation Committee took into account the Company's performance (and the performance of Congoleum Corporation, a majority-owned subsidiary of the Company) and the assessment by the Compensation Committee of Mr. Marcus's individual performance as Chief Executive Officer of both the Company and Congoleum Corporation. The Compensation Committee also took into account the length of Mr. Marcus's service to the Company and his increasing responsibilities in the course of such service. Mr. Marcus's base salary was not increased during 2002.

ANNUAL BONUS
------------

     The Company's executive officers are eligible for an annual cash bonus. Annual bonuses are determined on the basis of individual and corporate performance. The most significant corporate performance measure for bonus payments is earnings of the Company as a whole and then the relevant divisions or subsidiaries, where appropriate. The Compensation Committee has adopted a policy of paying bonuses to each of Roger S. Marcus and Richard G. Marcus of approximately 3-4% of the Company's after-tax earnings, taking into account significant exceptional or non-operational occurrences and the actual level of profitability for the relevant year. In determining annual bonuses, the Committee also considers the views of Roger S. Marcus as Chief Executive Officer and discusses with him the appropriate bonuses for all executives, including himself.

     Roger S. Marcus was awarded a bonus of $150,000 for 2002. For 2001, he was awarded a bonus of $425,000. A portion of Mr. Marcus's 2001 bonus was based on earnings for the Company as a whole in accordance with the Compensation Committee policy set forth above. Consideration was also given to his performance as Chief Executive Officer of the Company and as Chief Executive Officer of Congoleum Corporation, taking into account certain payments by Congoleum Corporation to the Company relating to, among other things, Mr. Marcus's service as Chief Executive Officer of Congoleum Corporation. In awarding Mr. Marcus's bonus, the Compensation Committee also considered the performance of the Common Stock and Mr. Marcus's role in promoting the long-term strategic growth of the Company.

STOCK OPTIONS
-------------

     Under the Company's 1993 Stock Award and Incentive Plan, as amended, stock options are granted to the Company's executive officers. Stock options are granted to the Company's executive officers by the Compensation Committee or the Stock Award Committee, as appropriate. Currently, these committees set guidelines for the size of stock option awards based on factors similar to those used to determine base salaries and annual bonus. Stock options are designed to align the interests of executives with those of the stockholders.

     Under the 1993 Stock Award and Incentive Plan, as amended, stock options are typically granted with an exercise price equal to the market price of the Common Stock on the date of grant and vest over time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of options granted under the plan cannot be realized unless stock price appreciation occurs over time.

     In December 2001, the Compensation Committee of Congoleum Corporation approved an offer to exchange outstanding options for new options. Pursuant to the offer to exchange, eligible option holders of Congoleum, including Roger S. Marcus, were allowed to exchange all options granted to them by Congoleum Corporation under its 1995 Stock Option Plan or Congoleum Corporation's 1999 Stock Option Plan For Non-Employee Directors for new options to be granted under those same plans not earlier than six months and one day after the date Congoleum Corporation canceled the options tendered to and accepted by it. The offer to exchange expired at 12:00 Midnight, Eastern time, on January 3, 2002. Pursuant to the offer to exchange, Congoleum Corporation accepted for cancellation options to purchase 678,000 shares of its Class A Common Stock, including options to purchase 200,000 shares held by Mr. Marcus. On July 11, 2002 Congoleum Corporation issued new options to Mr. Marcus exercisable for the same number of shares of Congoleum Corporation's Class A Common Stock as the canceled options. The exercise price of the new options granted to Mr. Marcus was $2.05, which was the fair market value as of the date of grant and will vest annually in equal installments over a five year period beginning on the first anniversary of the date of grant. The Compensation Committee considered the effect of the Congoleum option exchange on the compensation of the Company's executive officers when determining other elements of compensation.

SUPPLEMENTAL BENEFITS
---------------------

     In 1996, the Compensation Committee established supplemental benefits for certain executive officers of the Company. These supplemental benefits were proposed and approved as a means of addressing the substantial inequity to the five most highly compensated executive officers of the Company created by the cap on credited compensation under the Company's qualified pension plan described below under the caption "Defined Benefit Pension Plan." Effective as of December 20, 1996, the Company entered into split-dollar life insurance agreements for the benefit of each of William M. Marcus, Richard G. Marcus and Roger S. Marcus. In 1997, the Company entered into a similar agreement for the benefit of J. Dennis Burns and in 2000, the Company entered into a similar agreement for the benefit of Howard N. Feist III. Under these contracts, the Company agreed to pay a portion of premiums due over a specified time period on certain variable life insurance policies providing life insurance protection for the family of each executive officer, subject to various terms and conditions. Although the Company is only obligated under the agreements to pay a portion of the executives' policy premiums, the Company has paid and may continue to pay the full premium under any of the policies or reimburse the executives for some or all of their portion of the premiums under one or more of their respective policies covered by the agreements. Premiums paid under the split-dollar agreements are reflected in the Summary Compensation Table set forth below under the column entitled "All Other Compensation." Under each of the split-dollar agreements, the Company is entitled to all of the net premiums paid by it upon termination of the agreement in accordance with its terms. Each life insurance policy subject to a split-dollar agreement has been assigned to the Company as collateral to secure recovery by the Company of the premiums paid by it on that policy. The Company did not pay premiums under these agreements in 2002 because it is not clear whether such payments could be considered prohibited loans under the Sarbanes-Oxley Act of 2002. Because of this potential prohibition, as well as recent tax law changes, the Compensation Committee is evaluating this program to determine the best course of action.

EMPLOYMENT AGREEMENTS
---------------------

     No executive officer of the Company has an employment agreement with the Company.

CONCLUSION
----------

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. In 2002, approximately 19% of the Company's executive compensation consisted of performance-based variable elements. In the case of Roger S. Marcus, approximately 21% of his 2002 compensation consisted of performance-based variable elements. The Compensation Committee intends to continue the policy of linking executive compensation to corporate and individual performance, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                     COMPENSATION COMMITTEE

                                     Mark N. Kaplan, Chairman
                                     John C. Garrels III
                                     Kenneth I. Watchmaker


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board during 2002 are listed above, none of whom is or was at any time during 2002 or at any previous time an officer or employee of the Company. Mark N. Kaplan is presently Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP, a law firm used for a number of matters by the Company in 2002. The Company has retained Skadden, Arps, Slate, Meagher & Flom LLP during 2003 and proposes to retain the firm during the remainder of 2003. Mr. Kaplan is also a director of Congoleum Corporation and serves on the Audit and Compensation Committees of Congoleum.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation earned by or paid to the Company's Chairman of the Board and Chief Executive Officer and the Company's four other most highly compensated officers collectively, the "named executive officers" for services rendered to the Company and its subsidiaries in all capacities during each of the last three years. The table also identifies the principal capacity in which each of the named executives served the Company at the end of 2002.

                                       SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                          COMPENSATION AWARDS
                                                                        -----------------------
                                                                        SECURITIES   SECURITIES
                                                                        UNDERLYING   UNDERLYING
                                               ANNUAL COMPENSATION          ABI       CONGOLEUM     ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR   SALARY($)      BONUS($)     OPTIONS      OPTIONS
COMPENSATION ($)(1)
---------------------------------      ----   ---------      --------   ----------   ----------   -------------
Roger S. Marcus . . . . . . . . . . .  2002    550,000       150,000         --       200,000          16,000
  Chairman of the Board and            2001    540,000       425,000         --            --         196,800
  Chief Executive Officer              2000    517,500       450,000         --            --         196,800

Richard G. Marcus . . . . . . . . . .  2002    550,000       150,000         --       200,000          16,000
  President and                        2001    540,000       425,000         --            --         156,800
  Chief Operating Officer              2000    517,500       450,000         --            --         156,800

William M. Marcus . . . . . . . . . .  2002    440,000       120,000         --         5,000          16,000
  Executive Vice President and         2001    432,000       160,000         --            --         226,800
  Treasurer                            2000    414,000       360,000         --            --         226,800

Howard N. Feist III . . . . . . . . .  2002    247,500       35,000          --        15,000           6,000
  Vice President-Finance And           2001    237,500       45,000          --            --          61,800
  Chief Financial Officer              2000    230,000       90,000      10,000            --          61,800

J. Dennis Burns . . . . . . . . . . .  2002    223,300       20,000          --            --           6,000
  Vice President and                   2001    215,000       25,000          --            --          18,800
  General Manager,                     2000    205,000       100,000         --            --          18,800
  Tape Products Division

----------------

(1)  The amounts disclosed in this column include:

     (a) Company contributions of $6,000 in 2002 and $6,800 in each of 2001 and 2000, under the Section 401(k) Savings Investment Plan, on behalf of each individual listed;

     (b) payment by the Company of $10,000 in each of 2002, 2001, and 2000 to individual life insurance trusts for Roger S. Marcus, Richard G. Marcus and William M. Marcus; and

     (c) premiums paid by the Company in 2001 and 2000 under split-dollar insurance arrangements on behalf of Roger S. Marcus, Richard G. Marcus, William M. Marcus and J. Dennis Burns, totaling $180,000, $140,000, and $210,000 and $12,000, respectively for each year. In 2001 and 2000, $55,000 was paid under these arrangements on behalf of Howard N. Feist III.

                                  STOCK OPTIONS

     The table below sets forth information relating to stock option grants by Congoleum Corporation in 2002 to the named executive officers of the Company.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                                VALUE AT ASSUMED
                                 -------------------------------------------------------------   ANNUAL RATES OF
                                   NUMBER OF    PERCENT OF TOTAL                                   STOCK PRICE
                                   SECURITIES     OPTIONS/SARS    EXERCISE                      APPRECIATION FOR
                                   UNDERLYING      GRANTED TO      OR BASE                         OPTION TERM
                                  OPTIONS/SARS    EMPLOYEES IN     PRICE                      ----------------------
NAME                               GRANTED(#)     FISCAL YEAR      ($/SH)   EXPIRATION DATE      5%($)        10%($)
----                             -------------  ----------------  --------  ----------------- ---------    ---------
Roger S. Marcus. . . . . . . . . .  200,000(1)        30.6          2.05       7/10/12            0            0
Richard G. Marcus. . . . . . . . .  200,000(1)        30.6          2.05       7/10/12            0            0
William M. Marcus. . . . . . . . .    5,000(2)          .8          2.05       7/10/12            0            0
Howard N. Feist III. . . . . . . .   15,000(1)         2.3          2.05       7/10/12            0            0

(1) The options were granted pursuant to Congoleum's 1995 Stock Option Plan and vest over five years at the rate of 20% per year beginning on the first anniversary of the date of the grant, subject to acceleration as the Compensation Committee of Congoleum, in its sole discretion, deems appropriate. The term of such option grants is ten years from the date of grant, which was July 11, 2002.

(2) The options were granted pursuant to Congoleum's 1999 Stock Option Plan for Non-Employee Directors and vest 100% six months from the date of grant. The term of such option grant is ten years from the date of grant, which was July 11, 2002.

     The table below sets forth information relating to stock option exercises in 2002 by the named executive officers of the Company and the number and value of each such officer's unexercised in-the-money options/SARs on December 31, 2002 based upon the difference between exercise price and closing price per share at fiscal year-end.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                    NUMBER OF ECURITIES
                                                                         UNDERLYING                  VALUE OF UNEXERCISED
                                                                         UNEXERCISED                     IN-THE-MONEY
                                                                       OPTIONS/SARS AT                   OPTIONS/SARS
                       COMPANY        SHARES                              AT FY-END                       AT FY-END
                       GRANTING      ACQUIRED         VALUE     -----------------------------  --------------------------------
NAME                   OPTIONS     ON EXERCISE(#)  REALIZED($)  EXERCISABLE(#)  UNEXERCISABLE  (#)EXERCISABLE  UNEXERCISABLE($)
---------------       ---------   --------------- ------------- --------------  -------------  --------------  ----------------
Roger S..............  ABI              --              --         122,000              0              0              0
Marcus                 Congoleum        --              --              --        200,000(1)           0              0
Richard G............  ABI              --              --         122,000              0              0              0
Marcus                 Congoleum        --              --              --        200,000(1)           0              0
William M............  ABI              --              --          97,600              0              0              0
Marcus                 Congoleum        --              --              --          5,000(1)           0              0
Howard N.............  ABI              --              --           6,000          4,000              0              0
Feist III              Congoleum        --              --              --         15,000(1)           0              0
J. Dennis............  ABI              --              --          16,000              0              0              0
Burns

-----------------

(1) Subsequent to December 31, 2001, Roger S. Marcus, Richard G. Marcus, William M. Marcus and Howard N. Feist III tendered, pursuant to Congoleum Corporation's offer to exchange, all their respective options to purchase Congoleum Corporation's Class A Common Stock that had been previously granted to them and which had not been previously exercised or expired. On January 4, 2002, Congoleum Corporation accepted and canceled those tendered options. Pursuant to the terms of Congoleum Corporation's offer to exchange, Congoleum Corporation granted new options to Roger S. Marcus, Richard G. Marcus, William M. Marcus and

     Howard N. Feist III on July 11, 2002. The new options are exercisable for the same number of shares of Congoleum Corporation's Class A Common Stock as the canceled options. The exercise price of the new options is $2.05 which was equal to the fair market value as of the date of grant as determined under Congoleum Corporation's 1995 Stock Option Plan, as amended, and will generally vest annually in equal installments over a five year period beginning on the first anniversary of the date of grant of the new options.

                          DEFINED BENEFIT PENSION PLAN

     In addition to the remuneration set forth above, the Company maintains a tax-qualified defined benefit pension plan (the "Pension Plan"). The following table shows for various income and service levels, the annual benefits payable under the Pension Plan, commencing at normal retirement at age 65. These benefits are presented on a five years certain and life thereafter basis and reflect any reduction for Social Security or other offset amounts that may apply.
                               PENSION PLAN TABLE

                                                                 YEARS OF
                                                                 SERVICE
REMUNERATION                      15         20          25         30          35         40          45
------------                    ------     ------      ------     ------      ------     ------      ------
$200,000 . . . . . . . . . . .  24,600     32,800      41,100     49,300      57,500     65,700      71,800
$300,000 . . . . . . . . . . .  24,600     32,800      41,100     49,300      57,500     65,700      71,800
$400,000 . . . . . . . . . . .  24,600     32,800      41,100     49,300      57,500     65,700      71,800
$500,000 . . . . . . . . . . .  24,600     32,800      41,100     49,300      57,500     65,700      71,800

     The Pension Plan provides non-contributory benefits based upon years of service and average annual earnings for the 60 consecutive months in which the participating employee had the highest level of earnings during the 120 consecutive months preceding retirement.

     The compensation used to determine a person's benefits under the Pension Plan is such person's salary (including amounts deferred as salary reduction contributions to any applicable tax-qualified plans maintained under Sections 401(k) or 125 of the Internal Revenue Code of 1986, as amended). The Internal Revenue Service has limited the maximum compensation for benefit purposes to $200,000 in 2002. Salary amounts listed in the Summary Compensation Table are items of compensation covered by the Pension Plan.

     The table below sets forth certain information relating to the Pension Plan with respect to the five most highly compensated executive officers of the Company.
                                            2002 REMUNERATION    CREDITED YEARS
NAME                                         COVERED BY PLAN       OF SERVICE
----                                        -----------------    --------------
Roger S. Marcus . . . . . . . . . . . . .       $200,000              35

Richard G. Marcus . . . . . . . . . . . .        200,000              32

William M. Marcus . . . . . . . . . . . .        200,000              42

Howard N. Feist III . . . . . . . . . . .        200,000              21

J. Dennis Burns . . . . . . . . . . . . .        200,000              18

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2002, the Company retained the services of the law firm Skadden, Arps, Slate, Meagher & Flom LLP for a variety of legal matters. The Company has retained Skadden, Arps, Slate, Meagher & Flom LLP during 2003 and proposes to retain that firm during the remainder of 2003. Mr. Kaplan is of counsel to Skadden, Arps, Slate, Meagher & Flom LLP.

     The Company and Congoleum are parties to a Joint Venture Agreement entered into in December 1992 (the "Joint Venture Agreement"), pursuant to which the Company ultimately contributed the assets and certain liabilities of its United States flooring business to Congoleum in return for cash and an equity interest in Congoleum. Pursuant to the Joint Venture Agreement, the Company is obligated to indemnify Congoleum for liabilities incurred by Congoleum which were not assumed by Congoleum pursuant to the Joint Venture Agreement, and Congoleum is obligated to indemnify the Company for, among other things, all liabilities relating to the Company's former United States tile flooring operations. From January 1, 2002 through April 4, 2003, the Company paid Congoleum $0, and Congoleum paid the Company $261,000, pursuant to their respective indemnification obligations under the Joint Venture Agreement.

     During 2002, the Company employed Mr. William M. Marcus's son in a marketing position, with compensation paid (including salary, value of company provided automobile, and 401(k) match) for 2002 of $70,645. The Company and Congoleum Corporation also engaged Mr. Richard G. Marcus's daughter to provide consulting services for which she was paid $3,929. During 2002, Congoleum Corporation employed Mr. Roger S. Marcus's two daughters, both in marketing positions, with compensation paid (including salary, value of company provided automobile, 401(k) match, and pay in lieu of medical benefits, as applicable) for 2002 of $71,749 and $73,334 respectively, and employed his son-in-law in an administrative position. Congoleum Corporation also employed Mr. Richard G. Marcus's son in a marketing position with compensation paid (including salary, value of company provided automobile and 401(k) match) of $66,650.

     The Company and K&M Associates L.P., a Rhode Island limited partnership ("K&M") of which the Company has a controlling interest, make some of its business travel and lodging arrangements for its employees through Winkleman Travel, a travel agency owned by Joseph Winkleman, the brother of Henry W. Winkleman, Vice President, Corporate Counsel and Secretary of the Company. Since January 1, 2002, the Company and K&M have made business travel and lodging arrangements with Winkleman Travel in excess of $100,000 in the aggregate. Winkleman Travel earns commissions from the provider of the travel and lodging as well as through service fees charged to the Company and K&M for the booking and writing of airline tickets.

                         CHANGE OF CONTROL ARRANGEMENTS

     Under the terms of the Company's 1993 Stock Award and Incentive Plan, as amended and restated as of March 4, 1997 (the "1993 Plan"), all outstanding awards granted under that plan that were not previously exercisable and vested will become fully vested and exercisable if: (i) any person (other than an exempt person (as defined in the succeeding sentence)) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of that two-year period constitute the entire Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction of the type referred to in clauses (i), (iii) or (iv) of this paragraph) whose election to the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of that two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) the Company's stockholders approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the Company's voting securities outstanding immediately prior to the consummation of that transaction representing 50% or more of the combined voting power of the surviving or parent entity outstanding immediately after the merger or consummation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than an exempt person) acquires 50% or more of the combined voting power of the Company's then outstanding voting securities; or (iv) the Company's stockholders approve a plan of complete liquidation of the Company or an agreement for the sale of all, or substantially all of, the Company's assets (or any transaction having a similar effect). For purposes of the 1993 Plan, an "exempt person" means (a) the Company, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (c) any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company, or (d) any person or group of persons who, immediately prior to the adoption of the 1993 Plan owned more than 50% of the combined voting power of the Company's then outstanding voting securities.

     Under the terms of the Company's Deferred Compensation Plan, effective as of June 1, 1999 (the "Plan"), the entire unpaid balance of each of the deferred compensation accounts then maintained by the Company for any officer or key employee of the Company who participates in the Plan (each a "Participant") shall be paid in a single lump sum amount to the Participant no later than the date of a change in control (as defined in the succeeding sentence) of the Company. A "change in control" will be deemed to occur if: (i) any person (other than an exempt person (as defined in the succeeding sentence)) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of that two-year period constitute the entire Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction of the type referred to in clauses (i), (iii) or (iv) of this paragraph) whose election to the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of that two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) the Company's stockholders approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the Company's voting securities outstanding immediately prior to the consummation of that transaction representing 50% or more of the combined voting power of the surviving or parent entity outstanding immediately after the merger or consummation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than an exempt person) acquires 50% or more of the combined voting power of the Company's then outstanding voting securities; or (iv) the Company's stockholders approve a plan of complete liquidation of the Company or an agreement for the sale of all, or substantially all of, the Company's assets (or any transaction having a similar effect). For purposes of the Plan, an "exempt person" means (a) the Company, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (c) any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company, or (d) any person or group of persons who, immediately prior to the adoption of the Plan owned more than 50% of the combined voting power of the Company's then outstanding voting securities.

                       CUMULATIVE TOTAL STOCKHOLDER RETURN

     The graph that follows compares the cumulative total stockholder return of the Common Stock to the cumulative returns of the American Stock Exchange Market Value Index and a Peer Group Index which includes companies in Standard Industrial Classification (SIC) code number 3089 - Plastic Products, N.E.C.




                               [PERFORMANCE GRAPH]


                           1997      1998       1999        2000       2001       2002
AMERICAN BILTRITE INC.   100.00     86.92      62.06       64.34      66.27      46.05
SIC CODE INDEX           100.00     99.45      96.02       63.79      75.73      67.29
AMEX MARKET INDEX        100.00     98.64     122.98      121.47     115.87     111.25

                   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board selected Ernst & Young LLP as independent auditors to audit the financial statements of the Company for 2003. Fees billed by Ernst & Young LLP for 2002 are as follows:

AUDIT FEES
----------

     The aggregate fees and expenses billed by Ernst & Young LLP for professional services rendered for the audit of the financial statements of the Company for 2002 and the reviews of the Company's quarterly financial statements included in the Company's Quarterly Reports on Form 10-Q for 2002 were $665,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
------------------------------------------------------------

     There were no fees billed by Ernst & Young LLP for services related to financial information systems design and implementation rendered to the Company during 2002.

ALL OTHER FEES
--------------

     The aggregate fees billed by Ernst & Young LLP for all other services rendered to the Company other than those mentioned above were $230,000 which related to audits of the Company's retirement plans, internal control reviews, attest services not required by statute or regulation, and consultations concerning financial accounting and reporting matters not classified as audit, as well as tax services related to planning, advice and compliance.

     The Company's Audit Committee has considered whether the provision of the non-audit services provided by Ernst & Young LLP to the Company is compatible with maintaining Ernst & Young's independence and concluded that it is.

     Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the year 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company's principal executive offices by December 18, 2003. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company's principal executive offices by March 2, 2004.

                                  OTHER MATTERS

     Management of the Company has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such other matters. However, if any such other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            Henry W. Winkleman Secretary


Wellesley Hills, Massachusetts
April 16, 2003

[X] PLEASE MARK VOTES                                      REVOCABLE PROXY
    AS IN THIS EXAMPLE                                  AMERICAN BILTRITE INC.                                        WITH-  FOR ALL
                                                                                                                FOR   HOLD   EXCEPT
                                                                        1. ELECTION OF CLASS I DIRECTORS        [ ]    [ ]     [ ]
   ANNUAL MEETING OF STOCKHOLDERS MAY 7, 2003                              (except as marked to the contrary
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS                below):

  The undersigned hereby appoints Roger S. Marcus, Richard G.              NOMINEES: GILBERT K. GAILIUS    FREDERICK H. JOSEPH
Marcus and William M. Marcus and each of them, as attorneys                          RICHARD G. MARCUS
and proxies, with full power of substitution, to represent
and to vote, as designated below, at the Annual Meeting of
Stockholders of American Biltrite Inc. (the "Company") to be            INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
held at the FleetBoston Financial Corporation, America Room,            INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE
2nd Floor, 100 Federal Street, Boston, Massachusetts on                 THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
Wednesday, May 7, 2003, at 9:00 A.M., local time, and at any adjournment thereof, all shares of Common Stock of the
Company which the undersigned could vote if present in such             ------------------------------------------------------------
manner as such proxies may determine on any matters which
may properly come before the meeting and to vote on the                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH
following as specified hereon.                                          NOMINEE.

                                                                          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
                                                                        MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF
                                                                        NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE
                                                                        PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
                                                                        TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
                                                                        BEFORE THE MEETING.
                                    -----------------------------
  Please be sure to sign and date                                         Note: Signature(s) should agree with name(s) as printed
   this Proxy in the box below.                                         hereon. All joint owners and fiduciaries should sign. When
----------------------------------- -----------------------------       signing as attorney, executor, administrator, trustee,
                                                                        guardian or custodian for a minor, please give full title as
--- Stockholder sign above ----- Co-holder (if any) sign above --       such. If a corporation, please sign full corporate name and indicate the signer's office of authority. If a partner, sig in partnership name by authorized person. Please be sure to sign and date this Proxy in the box below.

+                                                                                                                                  +


                            ^ DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED. ^
                                                       AMERICAN BILTRITE INC.

------------------------------------------------------------------------------------------------------------------------------------
                                          PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN
                                              THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE
------------------------------------------------------------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------